                                                                  Exhibit 10.24

                     $250,000,000 REVOLVING CREDIT FACILITY

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                               TRIUMPH GROUP, INC.

                                   AS BORROWER

                                       and

                             THE BANKS PARTY HERETO

                                       and

                         PNC BANK, NATIONAL ASSOCIATION

                    AS ADMINISTRATIVE AND DOCUMENTATION AGENT

                 FIRST UNION NATIONAL BANK AS SYNDICATION AGENT

                          MELLON BANK, N.A. AS CO-AGENT

                            Dated as of June 11, 1999


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                                TABLE OF CONTENTS
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Article                                                                                                        Page
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1.       CERTAIN DEFINITIONS.....................................................................................1
         1.1      Certain Definitions............................................................................1
         1.2      Construction..................................................................................13
                  1.2.1    Number; Inclusion....................................................................13
                  1.2.2    Determination........................................................................13
                  1.2.3    Administrative Agent's Discretion and Consent........................................14
                  1.2.4    Documents Taken as a Whole...........................................................14
                  1.2.5    Headings.............................................................................14
                  1.2.6    Implied References to this Agreement.................................................14
                  1.2.7    Persons..............................................................................14
                  1.2.8    Modifications to Documents...........................................................14
                  1.2.9    From, To and Through.................................................................14
                  1.2.10   Shall; Will..........................................................................15
         1.3      Accounting Principles.........................................................................15

2.       REVOLVING CREDIT FACILITY..............................................................................15
         2.1      Revolving Credit Commitments..................................................................15
         2.2      Nature of Banks' Obligations with Respect to Revolving Credit Loans...........................15
         2.3      Commitment Fees...............................................................................15
         2.4      Revolving Credit Loan Requests................................................................16
         2.5      Making Revolving Credit Loans.................................................................16
         2.6      Revolving Credit Notes........................................................................17
         2.7      Use of Proceeds...............................................................................17
         2.8      Letter of Credit Subfacility..................................................................17
                  2.8.1    Issuance of Letters of Credit........................................................17
                  2.8.2    Participations.......................................................................17
                  2.8.3    Letter of Credit Fees................................................................18
                  2.8.4    Disbursements, Reimbursement.........................................................18
                  2.8.5    Documentation........................................................................18
                  2.8.6    Determinations to Honor Drawing Requests.............................................19
                  2.8.7    Nature of Participation and Reimbursement Obligations................................19
                  2.8.8    Indemnity............................................................................20
                  2.8.9    Liability for Acts and Omissions.....................................................20
                  2.8.10   Extension by Banks of the Expiration Date............................................21

3.       INTEREST RATES.........................................................................................21
         3.1      Interest Rate Options.........................................................................21
                  3.1.1    Revolving Credit Interest Rate Options...............................................21
                  3.1.2    Rate Quotations......................................................................22
         3.2      Interest Periods..............................................................................22
                  3.2.1    Ending Date and Business Day.........................................................22
                  3.2.2    Amount of Borrowing Tranche..........................................................22


                                      -i-
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                  3.2.3    Termination Before Expiration Date...................................................22
                  3.2.4    Renewals.............................................................................22
         3.3      Interest After Default........................................................................23
                  3.3.1    Letter of Credit Fees, Interest Rate.................................................23
                  3.3.2    Other Obligations....................................................................23
                  3.3.3    Acknowledgment.......................................................................23
         3.4      Euro-Rate Unascertainable.....................................................................23
                  3.4.1    Unascertainable......................................................................23
                  3.4.2    Illegality; Increased Costs; Deposits Not Available..................................23
                  3.4.3    Administrative Agent's and Banks' Rights.............................................24
         3.5      Selection of Interest Rate Options............................................................24

4.       PAYMENTS...............................................................................................25
         4.1      Payments......................................................................................25
         4.2      Pro Rata Treatment of Banks...................................................................25
         4.3      Interest Payment Dates........................................................................25
         4.4      Voluntary Prepayments and Commitment Reductions...............................................26
                  4.4.1    Right to Prepay......................................................................26
                  4.4.2    Replacement of a Bank................................................................27
                  4.4.3    Right to Reduce Commitments..........................................................27
         4.5      Additional Compensation in Certain Circumstances..............................................27
                  4.5.1    Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital
                           Adequacy Requirements, Expenses, Etc.................................................27
                  4.5.2    Indemnity............................................................................28

5.       REPRESENTATIONS AND WARRANTIES.........................................................................29
         5.1      Representations and Warranties................................................................29
                  5.1.1    Organization and Qualification.......................................................29
                  5.1.2    Capitalization and Ownership.........................................................29
                  5.1.3    Subsidiaries.........................................................................29
                  5.1.4    Power and Authority..................................................................30
                  5.1.5    Validity and Binding Effect..........................................................30
                  5.1.6    No Conflict..........................................................................30
                  5.1.7    Litigation...........................................................................31
                  5.1.8    Title to Properties..................................................................31
                  5.1.9    Financial Statements.................................................................31
                  5.1.10   Margin Stock.........................................................................31
                  5.1.11   Full Disclosure......................................................................32
                  5.1.12   Taxes................................................................................32
                  5.1.13   Consents and Approvals...............................................................32
                  5.1.14   No Event of Default; Compliance with Instruments.....................................33
                  5.1.15   Patents, Trademarks, Copyrights, Licenses, Etc.......................................33
                  5.1.16   Insurance............................................................................33
                  5.1.17   Compliance with Laws.................................................................33
                  5.1.18   Material Contracts...................................................................33


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                  5.1.19   Investment Companies.................................................................34
                  5.1.20   Plans and Benefit Arrangements.......................................................34
                  5.1.21   Employment Matters...................................................................35
                  5.1.22   Environmental Matters................................................................35
                  5.1.23   Senior Debt Status...................................................................36
                  5.1.24   Year 2000............................................................................36
         5.2      Updates to Schedules..........................................................................37

6.       CONDITIONS OF LENDING..................................................................................37
         6.1      First Loans...................................................................................37
                  6.1.1    Officer's Certificate................................................................37
                  6.1.2    Secretary's Certificate..............................................................37
                  6.1.3    Delivery of Notes and Guaranty.......................................................38
                  6.1.4    Opinion of Counsel...................................................................38
                  6.1.5    Legal Details........................................................................38
                  6.1.6    Payment of Fees......................................................................38
                  6.1.7    Consents.............................................................................38
                  6.1.8    Officer's Certificate Regarding MACs.................................................38
                  6.1.9    No Violation of Laws.................................................................38
                  6.1.10   No Actions or Proceedings............................................................39
         6.2      Each Additional Loan..........................................................................39

7.       COVENANTS..............................................................................................39
         7.1      Affirmative Covenants.........................................................................39
                  7.1.1    Preservation of Existence, Etc.......................................................39
                  7.1.2    Payment of Liabilities, Including Taxes, Etc.........................................39
                  7.1.3    Maintenance of Insurance.............................................................40
                  7.1.4    Maintenance of Properties and Leases.................................................41
                  7.1.5    Maintenance of Patents, Trademarks, Etc..............................................41
                  7.1.6    Visitation Rights....................................................................41
                  7.1.7    Keeping of Records and Books of Account..............................................41
                  7.1.8    Plans and Benefit Arrangements.......................................................41
                  7.1.9    Compliance with Laws.................................................................42
                  7.1.10   Use of Proceeds......................................................................42
                  7.1.11   Subsidiary Dividends.................................................................42
         7.2      Negative Covenants............................................................................42
                  7.2.1    Indebtedness.........................................................................42
                  7.2.2    Liens................................................................................43
                  7.2.3    Guaranties...........................................................................43
                  7.2.4    Loans and Investments................................................................44
                  7.2.5    Dividends and Related Distributions..................................................44
                  7.2.6    Liquidations, Mergers, Consolidations, Acquisitions..................................45
                  7.2.7    Dispositions of Assets or Subsidiaries...............................................46
                  7.2.8    Affiliate Transactions...............................................................47
                  7.2.9    Subsidiaries, Partnerships and Joint Ventures........................................47


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                  7.2.10   Continuation of Present Business.....................................................47
                  7.2.11   Plans and Benefit Arrangements.......................................................47
                  7.2.12   Fiscal Year..........................................................................48
                  7.2.13   Issuance of Stock....................................................................48
                  7.2.14   Changes in Organizational Documents..................................................49
                  7.2.15   Operating Leases.....................................................................49
                  7.2.16   Minimum Interest Coverage Ratio......................................................49
                  7.2.17   Maximum Total Indebtedness to EBITDA Ratio...........................................49
                  7.2.18   Minimum Net Worth....................................................................49
                  7.2.19   Negative Pledges.....................................................................50
                  7.2.20   Capital Expenditures.................................................................50
         7.3      Reporting Requirements........................................................................50
                  7.3.1    Quarterly Financial Statements.......................................................50
                  7.3.2    Annual Financial Statement...........................................................50
                  7.3.3    Compliance Certificate...............................................................51
                  7.3.4    Notice of Default....................................................................51
                  7.3.5    Notice of Litigation.................................................................51
                  7.3.6    Certain Events.......................................................................52
                  7.3.7    Budgets, Forecasts, Other Reports and Information....................................52
                  7.3.8    Notices Regarding Plans and Benefit Arrangements.....................................53
                           7.3.8.1  Certain Events..............................................................52
                           7.3.8.2  Notices of Involuntary Termination and Annual Reports.......................53
                           7.3.8.3  Notice of Voluntary Termination.............................................54

8.       DEFAULT................................................................................................54
         8.1      Events of Default.............................................................................54
                  8.1.1    Payments Under Loan Documents........................................................54
                  8.1.2    Breach of Warranty...................................................................54
                  8.1.3    Refusal to Permit Inspections; Breach of Negative Covenants..........................54
                  8.1.4    Breach of Other Covenants............................................................54
                  8.1.5    Defaults in Other Agreements or Indebtedness.........................................55
                  8.1.6    Final Judgments or Orders............................................................55
                  8.1.7    Loan Document Unenforceable..........................................................55
                  8.1.8    Uninsured Losses; Proceedings Against Assets.........................................55
                  8.1.9    Notice of Lien or Assessment.........................................................55
                  8.1.10   Insolvency...........................................................................56
                  8.1.11   Events Relating to Plans and Benefit Arrangements....................................56
                  8.1.12   Cessation of Business................................................................56
                  8.1.13   Change of Control....................................................................56
                  8.1.14   Involuntary Proceedings..............................................................57
                  8.1.15   Voluntary Proceedings................................................................57
         8.2      Consequences of Event of Default..............................................................57
                  8.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization
                           Proceedings..........................................................................57
                  8.2.2    Bankruptcy, Insolvency or Reorganization Proceedings.................................58

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                  8.2.3    Set-off..............................................................................58
                  8.2.4    Suits, Actions, Proceedings..........................................................59
                  8.2.5    Application of Proceeds..............................................................59

9.       THE AGENT..............................................................................................59
         9.1      Appointment...................................................................................59
         9.2      Delegation of Duties..........................................................................60
         9.3      Nature of Duties; Independent Credit Investigation............................................60
         9.4      Actions in Discretion of Administrative Agent; Instructions from the Banks....................60
         9.5      Reimbursement and Indemnification of Administrative Agent by the Borrower.....................61
         9.6      Exculpatory Provisions........................................................................61
         9.7      Reimbursement and Indemnification of Administrative Agent by Banks............................62
         9.8      Reliance by Administrative Agent..............................................................62
         9.9      Notice of Default.............................................................................63
         9.10     Notices.......................................................................................62
         9.11     Banks in Their Individual Capacities..........................................................62
         9.12     Holders of Notes..............................................................................63
         9.13     Equalization of Banks.........................................................................63
         9.14     Successor Administrative Agent................................................................64
         9.15     Administrative Agent's Fee....................................................................64
         9.16     Availability of Funds.........................................................................64
         9.17     Calculations..................................................................................65
         9.18     Beneficiaries.................................................................................65

10.      MISCELLANEOUS..........................................................................................65
         10.1     Modifications, Amendments or Waivers..........................................................65
                  10.1.1   Increase of Commitment; Extension or Expiration Date.................................66
                  10.1.2   Extension of Payment; Reduction of Principal Interest or Fees; Modification of
                           Terms of Payment.....................................................................66
                  10.1.3   Miscellaneous........................................................................66
         10.2     No Implied Waivers; Cumulative Remedies; Writing Required.....................................66
         10.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes.............................66
         10.4     Holidays......................................................................................67
         10.5     Funding by Branch, Subsidiary or Affiliate....................................................68
                  10.5.1   Notional Funding.....................................................................68
                  10.5.2   Actual Funding.......................................................................68
         10.6     Notices.......................................................................................69
         10.7     Severability..................................................................................69
         10.8     Governing Law.................................................................................69
         10.9     Prior Understanding...........................................................................70
         10.10    Duration; Survival............................................................................70
         10.11    Successors and Assigns........................................................................70
         10.12    Confidentiality...............................................................................71
         10.13    Counterparts..................................................................................71


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         10.14    Administrative Agent's or Bank's Consent......................................................71
         10.15    Exceptions....................................................................................72
         10.16    Consent to Forum; Waiver of Jury Trial........................................................72
         10.17    Tax Withholding Clause........................................................................72
         10.18    Public Filings................................................................................73
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LIST OF SCHEDULES AND EXHIBITS

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SCHEDULES

SCHEDULE 1.1(B)        -       COMMITMENTS OF BANKS
SCHEDULE 1.1(P)        -       PERMITTED LIENS
SCHEDULE 5.1.1         -       QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2         -       CAPITALIZATION
SCHEDULE 5.1.3         -       SUBSIDIARIES
SCHEDULE 5.1.8         -       TITLE TO PROPERTY
SCHEDULE 5.1.13        -       CONSENTS AND APPROVALS
SCHEDULE 5.1.20        -       EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.22        -       ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1         -       PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)         -       ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(P)         -       PRICING GRID
EXHIBIT 1.1(R)         -       REVOLVING CREDIT NOTE
EXHIBIT 2.4            -       LOAN REQUEST
EXHIBIT 7.3.3          -       COMPLIANCE CERTIFICATE


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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 11, 1999 and is to be effective as of June 16, 1999 and is made by and among TRIUMPH GROUP, INC., a Delaware corporation, (the "BORROWER"), the BANKS (as hereinafter defined), PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "ADMINISTRATIVE AGENT"), FIRST UNION NATIONAL BANK, in its capacity as syndication agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "SYNDICATION AGENT"), and MELLON BANK, N.A., in its capacity as co-agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "CO-AGENT").

                                   WITNESSETH:

         WHEREAS, certain of the Banks currently provide a revolving credit facility for the Borrower in an aggregate principal amount of up to $125,000,000 pursuant to a First Amended and Restated Credit Agreement dated as of March 30, 1998, as amended (the "1998 CREDIT AGREEMENT"); and

         WHEREAS, the parties wish to amend and restate the 1998 Credit Agreement on the terms and conditions set forth below in order to, among other things, increase the credit extended to $250,000,000 and provide for additional Banks as party to this Agreement; and

         WHEREAS, in order to induce the Banks to become parties to this Agreement, the Borrower's Subsidiaries (as defined herein) have executed a Guaranty and Suretyship Agreement dated as of the date hereof in favor of the Administrative Agent for the benefit of the Banks;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

         1.1      CERTAIN DEFINITIONS.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

         ADMINISTRATIVE AGENT shall mean PNC Bank, National Association, and its successors and assigns, as Administrative and Documentation Agent

         ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.15.

         ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.15.

         AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

         AGREEMENT shall mean this Second Amended and Restated Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

         ANNUAL STATEMENTS shall have the meaning assigned to that term in
Section 5.1.9(i).

         ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Administrative Agent, as Administrative Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

         AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

         BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

         BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

         BASE RATE OPTION shall mean the Revolving Credit Base Rate Option.

         BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

         BORROWER shall mean Triumph Group, Inc.

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         BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

         BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and
(ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

         BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

         CAPITAL STOCK shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         CLOSING DATE shall mean June 11, 1999.

         CO-AGENT shall mean Mellon Bank, N.A., and its successors and assigns, as Co-Agent.

         COMMITMENT shall mean as to any Bank its Revolving Credit Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments of all of the Banks.

         COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.3.

         CONSOLIDATED ADJUSTED EBITDA shall mean for any period of determination Consolidated Net Income (before extraordinary items) for such period plus the amount of income tax expense, interest expense, depreciation and amortization expense deducted from earnings in determining such Consolidated Net Income. For any period in which Borrower or one of its Subsidiaries has completed an acquisition permitted under this Agreement, the calculation of Consolidated EBITDA for such period shall reflect, on a PRO FORMA basis, the financial performance of the acquired entity or assets as though the acquisition had been completed at the beginning of the period of determination.

         CONSOLIDATED EBITDA shall mean for any period of determination Consolidated Net Income (before extraordinary items) for such period plus the amount of income tax expense, interest expense, depreciation and amortization expense deducted from earnings in determining such Consolidated Net Income.

         CONSOLIDATED NET WORTH shall mean as of any date of determination total stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

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         CONSOLIDATED INTEREST EXPENSE shall mean for any period of determination the amount of cash interest expense deducted from the earnings of the Borrower and its Subsidiaries in determining Consolidated Net Income for such period in accordance with GAAP.

         CONSOLIDATED NET INCOME shall mean for any fiscal period the net income (or loss) after income taxes of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

         CONSOLIDATED TOTAL INDEBTEDNESS shall mean as of any date of determination the aggregate of all Indebtedness, other than PIK Subordinated Indebtedness, of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

         DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

         EFFECTIVE DATE shall mean June 16, 1999.

         ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice asserting or threatening a claim relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

         ENVIRONMENTAL CONDITIONS shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.

         ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common

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control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         EURO-RATE shall mean with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate at approximately 11:00 A.M., London time, two
(2) London Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         EURO-RATE OPTION shall mean the Revolving Credit Euro-Rate Option.

         EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         EVENT OF DEFAULT shall mean any of the Events of Default described in
Section 8.1.

         EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, June 13, 2004; PROVIDED that the Expiration Date may be extended under Section 2.8.10.

         FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

         GOVERNMENTAL ACTS shall have the meaning assigned to that term in
Section 2.8.8.

         GUARANTY of any Person shall mean any obligation of such Person guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement and any other form of assurance against loss.

         HISTORICAL STATEMENTS shall have the meaning assigned to that term in
Section 5.1.9(i).

         INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any Guaranty of Indebtedness for borrowed money.

         INTEREST COVERAGE RATIO shall mean for any period of determination the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         INTEREST PERIOD shall have the meaning assigned to such term in
Section 3.2.

         INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate
Option.

         INTERIM STATEMENTS shall have the meaning assigned to that term in
Section 5.1.9(i).

         INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

         K-T IRB shall mean the City of Shelbyville, Indiana, Adjustable Rate Economic Development Revenue Bonds (K-T Corporation Project) Series 1997 in the aggregate principal amount of $5,000,000.

         K-T LETTER OF CREDIT shall mean the letter of credit issued by PNC Bank, National Association in the face amount of $5,061,650 for the account of The Triumph Group Operations, Inc., d/b/a K-T Corporation in support of the K-T IRB.

         LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower or Subsidiary of the Borrower and its employees.

         LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

         LETTER OF CREDIT shall have the meaning assigned to that term in
Section 2.8.1.

         LETTER OF CREDIT FEE shall have the meaning assigned to that term in
Section 2.8.3.

         LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations. The term does not include the K-T Letter of Credit.

         LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

         LOAN DOCUMENTS shall mean this Agreement, the Notes, the Guaranty and Suretyship Agreement executed by Borrower's Subsidiaries with respect to the Obligations, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

         LOAN REQUEST shall mean a request for Revolving Credit Loans made in accordance with Section 2.4 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 3.2.

         LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan.

         MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or is reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or is reasonably expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries taken as a whole , (c) impairs materially or is reasonably expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or is reasonably expected to impair materially the ability of the

Administrative Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

         MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

         MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

         MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

         NOTES shall mean the Revolving Credit Notes.

         NOTICES shall have the meaning assigned to that term in Section 10.6.

         OBLIGATION shall mean any obligation or liability of any of the Borrower to the Administrative Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document.

         OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court or tribunal in each case whether foreign or domestic, with jurisdiction to act with the force of law with respect to pertinent matters.

         PARTNERSHIP INTERESTS shall have the meaning given to such term in
Section 5.1.3.

         PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

         PERMITTED INVESTMENTS shall mean:

         (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

         (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

         (iii) demand deposits, time deposits, money market account deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's Corporation on the date of acquisition;

         (iv) shares of money market mutual funds that invest substantially all of their assets in the investments described in clauses (i) through (iii) above; and

         (v) investments in Subsidiaries permitted under this Agreement.

         PERMITTED LIENS shall mean:

         (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

         (ii) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

         (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

         (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

         (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

         (vi) Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Banks;

         (vii) Liens on property leased by the Borrower or Subsidiary of the Borrower under capital and operating leases permitted in Section 7.2.15 securing obligations of the Borrower or Subsidiary to the lessor under such leases;

         (viii) Any Lien existing on the date of this Agreement and described on
SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

         (ix) Purchase Money Security Interests, PROVIDED that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $5,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P));

         (x) The following, (A) if the validity or amount thereof is being contested in good-faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within sixty (60) days of entry, and in either case they do not, in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:

                  (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, PROVIDED that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                  (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                  (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

                  (4) Liens resulting from final judgments or orders described in Section 8.1.6; and

         (y) subject to Section 7.2.1, Liens on fixed assets securing tax-exempt, fixed-rate industrial development bonds or notes or similar financing.

         PERSON shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

         PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

         PIK SUBORDINATED INDEBTEDNESS shall mean Indebtedness which by its terms is subordinated to the Obligations of the Borrower to the Banks and on which interest is payable, at the option of the payor, in cash or by the issuance of additional Indebtedness that is likewise subordinated.

         PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

         POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Administrative Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

         PRICING GRID means the chart attached hereto as Exhibit 1.1(P) which sets forth the rates at which Commitment Fees, Letter Credit Fees and interest rate margins are calculated on the basis of the Total Indebtedness to EBITDA Ratio.

         PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

         PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

         PROPERTY shall mean all real property, both owned and leased, of the Borrower.

         PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans to Borrower or any Subsidiary or deferred payments by Borrower or such Subsidiary for the purchase of such tangible personal property.

         PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

         RATABLE SHARE shall mean the proportion that a Bank's Commitment bears to the Commitments of all of the Banks.

         REGULATED SUBSTANCES shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

         REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

         REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.8.4(i).

         REPORTABLE EVENT means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

         REQUIRED BANKS shall mean (i) if there are no Loans outstanding, Banks whose Commitments aggregate at least 51% of the Commitments of all of the Banks, or (ii) if there are Loans outstanding, Banks whose Loans outstanding aggregate at least 51% of the total principal amount of the Loans outstanding hereunder.

         REVOLVING CREDIT BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

         REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

         REVOLVING CREDIT EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

         REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section
2.1 or 2.8.4(i) hereof.

         REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

         REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

         SHARES shall have the meaning assigned to that term in Section 5.1.2.

         SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or
(ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

         SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 5.1.3.

         SYNDICATION AGENT shall mean First Union National Bank, and its successors and assigns, as Syndication Agent.

         TOTAL INDEBTEDNESS TO EBITDA RATIO shall mean the ratio of Consolidated Total Indebtedness to Consolidated Adjusted EBITDA.

         TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

         1.2      CONSTRUCTION.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

         1.2.1    NUMBER; INCLUSION.

                  references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

         1.2.2    DETERMINATION.

                  references to "determination" of or by the Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

         1.2.3    ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

                  whenever the Administrative Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good-faith;

         1.2.4    DOCUMENTS TAKEN AS A WHOLE.

                  the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

         1.2.5    HEADINGS.

                  the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

         1.2.6    IMPLIED REFERENCES TO THIS AGREEMENT.

                  article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

         1.2.7    PERSONS.

                  reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

         1.2.8    MODIFICATIONS TO DOCUMENTS.

                  reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

         1.2.9    FROM, TO AND THROUGH.

                  relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

         1.2.10   SHALL; WILL.

                  references to "shall" and "will" are intended to have the same meaning.

         1.3      ACCOUNTING PRINCIPLES.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                          2. REVOLVING CREDIT FACILITY

         2.1      REVOLVING CREDIT COMMITMENTS.

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

         2.2      NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT
                  LOANS.

         Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor the several obligations of the other Banks to the Borrower; nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

         2.3      COMMITMENT FEES.

         Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "COMMITMENT FEE"), calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and (ii) the principal amount of such Bank's Ratable Share of Revolving Facility Usage. All Commitment Fees shall be payable in arrears on the first Business Day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

         2.4      REVOLVING CREDIT LOAN REQUESTS.

         Except as otherwise provided herein, the Borrower may from time to time prior to the

Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 3.2, by delivering to the Administrative Agent, not later than (i) 2:00 p.m., Eastern time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans; and (ii) 1:00 p.m., Eastern time on either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "LOAN REQUEST"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $2,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $200,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche.

         2.5      MAKING REVOLVING CREDIT LOANS.

         The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and
(iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Eastern time, on the Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16.

         2.6      REVOLVING CREDIT NOTES.

         The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

         2.7      USE OF PROCEEDS.

         The proceeds of the Revolving Credit Loans shall be used for the purpose of refinancing existing indebtedness, including the Obligations under the 1998 Credit Agreement, and for general corporate purposes, including acquisitions permitted hereunder. The Banks under the 1998 Credit Agreement and the Banks under this Agreement will make such payments among themselves as are necessary to accomplish the refinancing of the Obligations under 1998 Credit Agreement, and all Letters of Credit Outstanding under the 1998 Credit Agreement shall be deemed to have been issued under this Agreement. All Interest Periods under the 1998 Credit Agreement shall end on or before the date hereof.

         2.8      LETTER OF CREDIT SUBFACILITY.

                  2.8.1    ISSUANCE OF LETTERS OF CREDIT.

                  Borrower may request the issuance of a letter of credit (each a "LETTER OF CREDIT") by delivering to the Administrative Agent a completed application and agreement for letters of credit in such form as the Administrative Agent may specify from time to time by no later than 10:00 a.m., Eastern time, at least five (5) Business Days, or such shorter period as may be agreed to by the Administrative Agent, in advance of the proposed date of issuance. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.8, the Administrative Agent will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of twelve (12) months from the date of issuance, and
(B) in no event expire later than one Business Day prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $5,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

                  2.8.2    PARTICIPATIONS.

                  Immediately upon issuance of each Letter of Credit, and without further action, each Bank shall be deemed to, and hereby agrees that it shall, have irrevocably purchased for such Bank's own account and risk from the Administrative Agent an individual participation interest in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder, and each such Bank shall be responsible to reimburse the Administrative Agent immediately for its Ratable Share of any disbursement under any Letter of Credit which has not been reimbursed by Borrower in accordance with Section 2.8.4(i).

                  2.8.3    LETTER OF CREDIT FEES.

                  The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Banks a fee (the "LETTER OF CREDIT FEE") calculated on a per annum (365 or 366 days, as appropriate, and actual days elapsed) basis under the Pricing Grid, and (ii) to the Administrative

Agent for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each calendar quarter following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Administrative Agent for the Administrative Agent's sole account the Administrative Agent's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Administrative Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

                  2.8.4    DISBURSEMENTS, REIMBURSEMENT.

                           (i) Borrower shall be obligated immediately to
reimburse Administrative Agent for all amounts which Administrative Agent is required to advance pursuant to the Letters of Credit (the "REIMBURSEMENT OBLIGATION"). Such amounts advanced shall become, at the time they are advanced, Revolving Credit Loans from the Banks, unless Borrower discharges its Reimbursement Obligation before such amounts are advanced. Such Revolving Credit Loans shall bear interest at the rate applicable under the Base Rate Option unless the Borrower elects to have a different Interest Rate Option apply to such Revolving Credit Loans pursuant to and in accordance with the provisions contained in Section 3.1.1.

                          (ii) The Administrative Agent will notify the (A)
Borrower of each demand or presentment for payment or other drawing under each Letter of Credit, and (B) Banks of the amount required to be advanced pursuant to the Letters of Credit. Before 10:00 a.m., Eastern time, on the date of any advance the Administrative Agent is required to make pursuant to the Letters of Credit, each Bank shall make available such Bank's Ratable Share of such advance in immediately available funds to the Administrative Agent.

                  2.8.5    DOCUMENTATION.

                  The Borrower agrees to be bound by the terms of the Administrative Agent's application and agreement for Letters of Credit and the Administrative Agent's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from the Borrower's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.8.6    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Administrative Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.8.7    NATURE OF PARTICIPATION AND REIMBURSEMENT
                           OBLIGATIONS.

                  The obligation of the Banks to participate in Letters of Credit pursuant to Section 2.8.2 and the obligation of the Banks pursuant to
Section 2.8.4(ii) to fund Revolving Credit Loans upon a draw under a Letter of Credit and the Obligations of the Borrower to reimburse the Administrative Agent upon a draw under a Letter of Credit pursuant to Section 2.8.4(i) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of such sections under all circumstances, including the following circumstances: the failure of the Borrower or any other Person to comply with the conditions set forth in Sections 2.1, 2.4, or
2.5 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Revolving Credit Loan under Section 2.8.4;

              (i) any lack of validity or enforceability of any Letter of Credit;

              (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Administrative Agent or other bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

              (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) payment by the Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

              (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries;

              (vi) any breach of this Agreement or any other Loan Document by any party thereto;

              (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

              (viii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; or

              (ix) Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; provided that none of the Banks nor the Borrower shall be precluded from bringing any separate action based on any circumstances described in clauses (ii) or (v) above.

                  2.8.8    INDEMNITY.

                  In addition to amounts payable as provided in Section 9.5, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable and actual fees, expenses and disbursements of counsel) which the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Administrative Agent as determined by a final judgment of a court of competent jurisdiction, (B) the payment by the Administrative Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not substantially comply with the terms of such Letter of Credit, or (C) subject to the following clause (ii), the wrongful dishonor by the Administrative Agent of a proper demand for payment made under any Letter of Credit; or (ii) the failure of the Administrative Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

                  2.8.9    LIABILITY FOR ACTS AND OMISSIONS.

                  As between the Borrower and the Administrative Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Administrative Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit (provided the beneficiary shall have substantially complied with such conditions); (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrative Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Administrative Agent's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Administrative Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good-faith, shall not put the Administrative Agent under any resulting liability to the Borrower.

                  2.8.10   EXTENSION BY BANKS OF THE EXPIRATION DATE.

                  Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 7.3.2 for the fiscal year ending March 31, 2002 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension within sixty (60) days following receipt of the request; provided, however, that all the Banks must consent to any extension of the Expiration Date and the failure of the Banks to respond within such time period shall not in any manner constitute an extension of the Expiration Date.

                               3. INTEREST RATES

         3.1      INTEREST RATE OPTIONS.

         The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  3.1.1    REVOLVING CREDIT INTEREST RATE OPTIONS.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

                           (i) REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the applicable number of basis points calculated under the Pricing Grid, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                          (ii) REVOLVING CREDIT EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the applicable number of basis points calculated under the Pricing Grid.

                  3.1.2    RATE QUOTATIONS.

                  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

         3.2      INTEREST PERIODS.

         At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "INTEREST PERIOD") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months in the event of a Euro-Rate Option, PROVIDED, that:

                  3.2.1    ENDING DATE AND BUSINESS DAY.

                  Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  3.2.2    AMOUNT OF BORROWING TRANCHE.

                  Each Borrowing Tranche of Euro-Rate Loans shall be in integral multiples of $500,000 and not less than $2,000,000;

                  3.2.3    TERMINATION BEFORE EXPIRATION DATE.

                  The Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date; and

                  3.2.4    RENEWALS.

                  In the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3      INTEREST AFTER DEFAULT.

         To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:


                  3.3.1 Letter of Credit Fees, Interest Rate.

                  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to the Pricing Grid shall be increased by 2.0% per annum; and

                  3.3.2 Other Obligations.

                  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  3.3.3 Acknowledgment.

                  The Borrower acknowledges that such increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by Borrower upon demand by Administrative Agent.

         3.4 Euro-Rate Unascertainable.

                  3.4.1 Unascertainable.

                  If on any date on which a Euro-Rate would otherwise be determined, the Administrative Agent shall have determined that:

                           (i) adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and
adversely affects the London interbank eurodollar market relating to the Euro-Rate, then the Administrative Agent shall have the rights specified in
Section 3.4.3.

                  3.4.2 Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Bank shall have determined that:

                           (i) the making, maintenance or funding of any Loan to
which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate Option will not adequately and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable efforts, deposits
of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Loan in the London interbank market, then the Administrative Agent shall have the rights specified in Section 3.4.3.

                  3.4.3 Administrative Agent's and Banks' Rights.

                  In the case of any event specified in subsection 3.4.1 above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in subsection 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under subsection 3.4.1 of this Section 3.4 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Administrative Agent of a determination under subsection 3.4.2 of this Section 3.4, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.5.2, as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

         3.5 Selection of Interest Rate Options.

         If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Euro-Rate Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of
Section 3.1, the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                                  4. PAYMENTS

         4.1 Payments.

         All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m., Eastern time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 1:00 p.m., Eastern time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         4.2 Pro Rata Treatment of Banks.

         Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.2 [Illegality; Increased Costs; Deposits not Available] in the case of an event specified in Section 3.4, 3.4.1 [Euro-Rate Unascertainable], 4.4 [Voluntary Prepayments and Commitment Reductions] or 4.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank.

         4.3 Interest Payment Dates.

         Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each calendar quarter after the date hereof and on the date such Loans are repaid in full. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the last day of every third month during such Interest Period. Interest on mandatory prepayments of principal under Section
4.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.4 Voluntary Prepayments and Commitment Reductions.

                  4.4.1    Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in subsection 4.4.2 below or in Section 4.5):

                           (i) at any time with respect to any Loan to which the
Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
Period with respect to Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any Bank
pursuant to Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] with respect to any Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent on or before the date of prepayment of Loans setting forth the following information:

                           (iv) the date, which shall be a Business Day, on
which the proposed prepayment is to be made;

                           (v) a statement indicating the application of the
prepayment; and

                           (vi) the total principal amount of such prepayment,
which shall not be less than $200,000 for the Revolving Credit Loans.

                  All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.3.3, if the Borrower prepays a Loan but fail to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.5.2.

                  4.4.2 Replacement of a Bank.

         In the event any Bank (i) gives notice under Section 3.4.2 or Section 4.5, (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section
3.4.2 or 4.5.1, (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank,
(y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.5 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 and provided that all Letters of Credit have expired, been terminated or replaced or cash collateral or backup letters of credit shall have been deposited.

                  4.4.3 Right to Reduce Commitments.

                  The Borrower shall have the right at its option from time to time to reduce permanently the Revolving Credit Commitments upon at least one Business Day's advance notice to the Administrative Agent. Each such permanent reduction shall be in the minimum amount of $1,000,000 and shall reduce the Revolving Credit Commitment of each Bank in proportion to its Ratable Share. Upon the effective date of each permanent reduction in the Revolving Credit Commitments, the Borrower shall also prepay, with interest and with any additional compensation required under Section 4.5.2, the amount (if any) by which the Revolving Facility Usage at the time of the reduction exceeds the amount of the Revolving Commitments as reduced.

         4.5 Additional Compensation in Certain Circumstances.

                  4.5.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

                  If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects any Bank to any tax or changes the basis
of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                           (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good-faith (using any averaging and attribution methods employed in good-faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense (to the extent not reflected in the determination of Base Rate). Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  4.5.2 Indemnity.

                  In addition to the compensation required by subsection 4.5.1 of this Section 4.5, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option) which such Bank actually sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of any
Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any notice relating to Loan Requests under Section 2.4 or Section 3.2 or prepayments under Section 4.4, or

                           (iii) default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                  If any Bank actually sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good-faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                       5. REPRESENTATIONS AND WARRANTIES

         5.1 Representations and Warranties.

         The Borrower represents and warrants to the Administrative Agent and each of the Banks as follows:

                  5.1.1 Organization and Qualification.

                  The Borrower and each Subsidiary of the Borrower is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Borrower and each Subsidiary of the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. The Borrower and each Subsidiary of the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.

                  5.1.2 Capitalization and Ownership.

                  Schedule 5.1.2 states, as of the Closing Date, the authorized capital stock of the Borrower, the issued and outstanding shares (referred to herein as the "Shares") of such stock, and the names of any parties beneficially owning, individually or through affiliates, more than 5% thereof. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such Shares except as indicated on Schedule 5.1.2.

                  5.1.3 Subsidiaries.

                  Schedule 5.1.3 states, as of the Closing Date, the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation and its outstanding partnership interests (the "Partnership Interests") if it is a partnership. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares and Partnership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares and Partnership Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares or Partnership Interests except as indicated on Schedule 5.1.3.

                  5.1.4 Power and Authority.

                  The Borrower and each of its Subsidiaries has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.5 Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower or any of its Subsidiaries is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document to which Borrower or any Subsidiary is a party constitutes, or will constitute, legal, valid and binding obligations of each such party, enforceable against each such party, in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                  5.1.6 No Conflict.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower and its Subsidiaries nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of the Borrower or any Subsidiary or (ii) any Law or of any material agreement, instrument, order, writ, judgment, injunction or decree to which the Borrower or any Subsidiary is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower or any Subsidiary.

                  5.1.7 Litigation.

                  There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. Neither the Borrower nor any Subsidiaries of the Borrower is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

                  5.1.8 Title to Properties.

                  The real property owned or leased by the Borrower and each Subsidiary of the Borrower is described on Schedule 5.1.8. The Borrower and each Subsidiary of the Borrower has good and marketable title to or valid leasehold interests in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  5.1.9 Financial Statements.

                           (i) Historical Statements. The Borrower has delivered
to the Administrative Agent copies of its audited consolidated and unaudited consolidating year-end financial statements for and as of the end of the fiscal year ended March 31, 1998 (the "Annual Statements"). In addition, the Borrower has delivered to the Administrative Agent copies of its Form 10-Q for the period ended December 31, 1998 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and present fairly in all material respects the financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments and the absence of footnotes.

                           (ii) Accuracy of Financial Statements. The Borrower
does not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since December 31, 1998, no Material Adverse Change has occurred.

                  5.1.10 Margin Stock.

                  Neither the Borrower nor any of its Subsidiaries engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any of its Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any of its Subsidiaries are or will be represented by margin stock.

                  5.1.11 Full Disclosure.

         Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. On the Closing Date, there is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrower or any Subsidiary of the Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.12 Taxes.

                  All federal, state, local and other tax returns required to have been filed with respect to the Borrower and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Other than extensions of tax return filing deadlines for which the Borrower has applied in the ordinary course of business, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower or any of its Subsidiaries for any period.

                  5.1.13 Consents and Approvals.

                  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower, except as listed on Schedule 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 5.1.13.

                  5.1.14 No Event of Default; Compliance with Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. Neither the Borrower nor any of its Subsidiaries is in violation of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  5.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

                  The Borrower and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Borrower and its Subsidiaries, without known conflict with the rights of others.

                  5.1.16 Insurance.

                  All insurance policies and other bonds to which the Borrower and each of its Subsidiaries is a party are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each Subsidiary of the Borrower in accordance with prudent business practice in the industries of the Borrower and its Subsidiaries.

                  5.1.17 Compliance with Laws.

                  The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection 5.1.22) in all jurisdictions in which the Borrower and its Subsidiaries do business except where the failure to so comply would not constitute a Material Adverse Change.

                  5.1.18 Material Contracts.

                  All material contracts relating to the business operations of the Borrower and each Subsidiary of the Borrower, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon the Borrower or each such Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder by the Borrower or any such Subsidiary or, to the Borrower's knowledge, with respect to parties other than the Borrower or any such Subsidiary, which could result in a Material Adverse Change.

                  5.1.19 Investment Companies.

                  Neither the Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

                  5.1.20 Plans and Benefit Arrangements.

                  Except as set forth on Schedule 5.1.20:

                           (i) The Borrower and each member of the ERISA Group
are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                           (ii) To the Borrower's knowledge, each Multiemployer
Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                           (iii) Neither the Borrower nor any other member of
the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                           No event requiring notice to the PBGC under Section
302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iv) The aggregate actuarial present value of
accumulated benefit obligations (as per Financial Accounting Standards Board Opinion No. 87) under each Plan, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                           (v) Neither the Borrower nor any other member of the
ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of

Title IV of ERISA and, to the knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                           (vi) To the extent that any Benefit Arrangement is
insured, the Borrower and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                           (vii) All Plans, Benefit Arrangements and to the
knowledge of the Borrower Multiemployer Plans have been administered in all material respects in accordance with their terms and the applicable provisions of ERISA.

                  5.1.21 Employment Matters.

                  The Borrower and each of its Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. To the best of Borrower's knowledge, there are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any of its Subsidiaries which in any case would constitute a Material Adverse Change.

                  5.1.22 Environmental Matters.

                  Except as disclosed on Schedule 5.1.22:

                           (i) Neither the Borrower nor any Subsidiary of the
Borrower has received any Environmental Complaint from any Official Body or private Person alleging that such Borrower or Subsidiary or, with respect to the Property, any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., and the Borrower has no reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to the Borrower's knowledge, threatened Environmental Complaints relating to the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge with respect to the Property, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

                           (ii) There are no circumstances at, on or under the
Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no Environmental Conditions at, on or under the Property or, to the knowledge of the Borrower, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

                           (iii) Neither the Property nor any structures,
improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to the knowledge of the Borrower, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or are not likely to result in a Material Adverse Change.

                           (iv) The Borrower and each Subsidiary of the Borrower
has all permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of the Borrower and its Subsidiaries as presently conducted. The Borrower and each Subsidiary of the Borrower has submitted all notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

                           (v) All past and present on-site generation, storage,
processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done by the Borrower and its Subsidiaries in accordance with the Environmental Laws.

                  5.1.23 Senior Debt Status.

                  The Obligations of the Borrower under this Agreement, the Notes, and each of the other Loan Documents to which it is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of the Borrower except Indebtedness of the Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of the Borrower or any Subsidiary of the Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.24 Year 2000. The Borrower has reviewed the areas within its consolidated business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). To the best of Borrower's knowledge, the Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower and its Subsidiaries or the ability of the Borrower and its Subsidiaries to duly and punctually pay or perform their obligations hereunder and under the other Loan Documents.

         5.2 Updates to Schedules.

                  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

                            6. CONDITIONS OF LENDING

                  The obligation of each Bank to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         6.1 First Loans. On the Closing Date:

                  6.1.1 Officer's Certificate. The representations and warranties of Borrower contained in Article 5 shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate of Borrower, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower, to each such effect.

                  6.1.2 Secretary's Certificate. There shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of Borrower, certifying as appropriate as to:

                           (i) all action taken by Borrower and its Subsidiaries
in connection with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower and its Subsidiaries for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

                           (iii) copies of the organizational documents,
including certificates of incorporation and bylaws as in effect on the Closing Date, of Borrower and its Subsidiaries, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower and its Subsidiaries in each state where organized or qualified to do business.

                  6.1.3 Delivery of Notes and Guaranty. The Notes shall have been duly executed by the Borrower, and a Guaranty and Suretyship Agreement as to the Obligations and a related Subrogation and Contribution Agreement shall have been duly executed by each Subsidiary, and such documents shall have been delivered to the Administrative Agent for the benefit of the Banks.

                  6.1.4 Opinion of Counsel. There shall be delivered to the Administrative Agent for the benefit of each Bank a written opinion of general counsel for the Borrower (who may rely on the opinions of such other counsel as may be acceptable to the Administrative Agent), dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel.

                  6.1.5 Legal Details. All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                  6.1.6 Payment of Fees. The Borrower shall pay or cause to be paid to the Administrative Agent for itself and for the account of the Banks all costs and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed, a closing fee to each of the Administrative Agent, Co-Agent and Syndication Agent equal to 32.5 basis points times its respective Commitments, as Banks, and a closing fee to each other Bank equal to 20.0 basis points times the Commitment of such other Bank.

                  6.1.7 Consents. All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 5.1.13 shall have been obtained.

                  6.1.8 Officer's Certificate Regarding MACs. Since March 31, 1998, no Material Adverse Change in Borrower or any Subsidiary shall have occurred; prior to the Closing Date, there shall be no material change in the management of Borrower or any Subsidiary; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower to such effect.

                  6.1.9 No Violation of Laws. The making of the Loans shall not contravene any Law applicable to Borrower or any of the Banks.

                  6.1.10 No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

         6.2 Each Additional Loan At the time of making any new Loans or issuing any new Letters of Credit hereunder and after giving effect to the proposed borrowings: the representations and warranties of the Borrower contained in
Article 5 shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof and of the Loan Documents; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of the Borrower or any of the Banks; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

7.                                                         COVENANTS

         7.1 Affirmative Covenants.

         The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrower shall comply at all times with the following affirmative covenants:

                  7.1.1 Preservation of Existence, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

                  7.1.2 Payment of Liabilities, Including Taxes, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good-faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower or Subsidiary of the Borrower, provided that the Borrower and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

                  7.1.3 Maintenance of Insurance.

                  The Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. At the request of the Administrative Agent, the Borrower shall deliver (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrower's independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to the Borrower and its Subsidiaries. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Administrative Agent, which shall (i) specify the Administrative Agent as an additional insured as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the Borrower or relevant Subsidiary and not that of the Administrative Agent, (ii) include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent, (iii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change, (iv) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds, and (v) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The Borrower shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of insured assets and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, be disbursed to the Borrower or the relevant Subsidiary on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received.

                  7.1.4 Maintenance of Properties and Leases.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  7.1.5 Maintenance of Patents, Trademarks, Etc.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  7.1.6 Visitation Rights.

                  The Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times during normal business hours and as often as any of the Banks may reasonably request, provided that each Bank shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of the Borrower, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent. The Borrower shall not be obligated to reimburse the Administrative Agent and the Banks for more than one audit per year.

                  7.1.7 Keeping of Records and Books of Account.

                  The Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.8 Plans and Benefit Arrangements.

                  The Borrower shall, and shall cause each member of the ERISA Group to, comply with the provisions of ERISA and the Internal Revenue Code applicable to each Plan and Benefit Arrangement except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.9 Compliance with Laws.

                  The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section
7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

                  7.1.10 Use of Proceeds.

                  The Borrower will use the proceeds of the Loans only for lawful purposes in accordance with Section 2.7 as applicable and such uses shall not contravene any applicable Law or any other provision hereof.

                  7.1.11 Subsidiary Dividends. Borrower shall cause one or more of its Subsidiaries to pay cash dividends to Borrower (directly or through one or more Subsidiaries) from time to time, in aggregate amounts as necessary to permit Borrower to pay and satisfy the Obligations when due and payable (by acceleration or otherwise).


         7.2 Negative Covenants.

         The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations hereunder and termination of the Revolving Credit Commitments, the Borrower shall comply, and shall cause its Subsidiaries to comply, with the following negative covenants:

                  7.2.1 Indebtedness.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) Existing Indebtedness as set forth on Schedule
7.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1);

                           (iii) Capitalized and operating leases as and to the
extent permitted under Section 7.2.15;

                           (iv) PIK Subordinated Indebtedness, provided that no
such Indebtedness shall mature earlier than one year after the Expiration Date in effect at the time such

Indebtedness was incurred, other than the PIK Subordinated Indebtedness issued to Teleflex Incorporated which matures in December 2002, and which may be repaid at or before maturity so long as no Event of Default then exists or will result from such payment;

                           (v) Indebtedness secured by Purchase Money Security
Interests not exceeding $5,000,000 in the aggregate outstanding at any time;

                           (vi) Indebtedness under lines of credit to Borrower
for money market borrowings of no more than $10,000,000 in the aggregate outstanding at any time; and

                           (vii) Indebtedness assumed by Borrower or any
Subsidiary in an acquisition or merger permitted under Section 7.2.6(ii), provided that such assumption did not and will not cause an Event of Default.

Notwithstanding the foregoing, the sum of the outstanding principal amount of
(A) all Indebtedness of Subsidiaries, including Guaranties (other than the Guaranty and Suretyship Agreement executed in connection herewith) except for PIK Subordinated Indebtedness, which shall be excluded from the calculation, plus (B) secured and unsecured Indebtedness of the Borrower (not including Indebtedness described in subsection (vi) of this Section 7.2.1, or the Obligations hereunder) shall not at any time exceed 20% of Consolidated Net Worth.

                  7.2.2 Liens.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3 Guaranties.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except:

                           (i) Guaranties of Indebtedness of the Borrower and
its Subsidiaries permitted under Section 7.2.1 [Indebtedness];

                           (ii) endorsements of negotiable or other instruments
for deposit or collection in the ordinary course of business;

                           (iii) any Guaranty of an obligation to indemnify or
hold harmless any other Person incurred in connection with an acquisition or divestiture of Capital Stock or assets permitted under this Agreement; and

                           (iv) any Guaranty by Borrower of the obligations of
any of its direct or indirect Subsidiaries incurred in the ordinary course of business such as trade credit and obligations under real estate leases; and

                           (v) the Guaranty and Suretyship Agreement executed in
connection herewith.

                  7.2.4 Loans and Investments.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                           (i) trade credit extended on usual and customary
terms in the ordinary course of business;

                           (iii) advances to employees to meet expenses incurred
by such employees in the ordinary course of business;

                           (ii) Permitted Investments;

                           (iii) subject to Section 7.2.9(ii), loans, advances,
investments and capital contributions in and to the Subsidiaries of the Borrower; and

                           (iv) acquisitions permitted under Section 7.2.6(ii).

                  7.2.5 Dividends and Related Distributions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except

                           (i) dividends or other distributions payable to the
Borrower by its Subsidiaries;

                           (ii) repurchases by Borrower of its common stock and
dividends payable by the Borrower to the holders of its common stock, provided that the aggregate amount of the repurchases made and dividends paid on or after April 1, 1999 does not exceed (a) $10,000,000 plus (b) 25% of cumulative Consolidated Net Income from and after April 1, 1999, and provided further that no Event of Default exists at the time of any such payment or will result from the payment;

                           (iii) redemptions of any employee's Capital Stock in
the Borrower upon termination of employment provided that no Event of Default then exists or will result from the redemption;

                           (iv) dividends or other distributions payable in
stock, including stock splits; and

(v) the distribution of common shares in Borrower to Citicorp Venture Capital, Ltd. upon the conversion of Citicorp Venture Capital's Class D Capital Stock in Borrower.

                  7.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except that

                           (i) any Subsidiary may consolidate or merge into the
Borrower or another Subsidiary; and

                           (ii) the Borrower or any of its Subsidiaries may
acquire assets or Capital Stock of other Persons engaged in the business of aviation services, metals converting, or metals distribution, provided that:

                                    (a) any such Person has a history of
                           positive operating profits and reasonable prospects for continuing to produce operating profits in the future;

                                    (b) no Event of Default exists or will
                           result from such acquisition;

                                    (c) following the closing of the
                           acquisition, the Borrower will have at least
                           $10,000,000 in availability under the Revolving Credit Commitments;

                                     (d) the Borrower notifies the
                           Administrative Agent in writing of the acquisition at least 30 days before it is scheduled to close,

                                     (e) on a pro forma basis using historical
                           Consolidated EBITDA of the assets and business being acquired in such acquisition, the Borrower is in compliance with all financial covenants and other covenants contained in this Agreement (including without limitation Section 7.2.1) for the full fiscal quarter most recently ended and for the full fiscal year most recently ended, as though such acquisition had occurred on the first day of each of such respective periods,

                                    (f) if the aggregate amount of Consideration
                           (defined to mean "cost basis" as defined in Section 1012, or any successor provision, of the Internal Revenue Code, but not including any stock of Borrower issued to the seller(s) in such acquisition) with respect to such acquisition equals or exceeds $20,000,000, Borrower shall have delivered to the Administrative Agent with the notification under (d) above a certificate signed by its chief executive officer, its chief financial officer or its treasurer showing compliance with (e) above, and the Required Banks shall not have notified Borrower that they believe such calculations or the assumptions used in connection therewith to be in error or manifestly unreasonable; and

                                     (g) the Required Banks shall have approved
                           such acquisition in writing, in their sole discretion, if either (1) the aggregate amount of Consideration (not including any stock of Borrower issued to the seller(s) in such acquisition) with respect to such acquisition equals or exceeds $50,000,000, or (2) should the Total Indebtedness to EBITDA Ratio, immediately prior to the consummation of such acquisition, equal or exceed 2.0 to 1, the aggregate amount of Consideration (not including any stock of Borrower issued to the seller(s) in such acquisition) with respect to such acquisition equals or exceeds $30,000,000,



                  7.2.7 Dispositions of Assets or Subsidiaries.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of the Borrower), except:

                           (i) transactions involving the sale of inventory in
the ordinary course of business;

                           (ii) any sale, transfer or lease of assets in the
ordinary course of business which are no longer necessary or required in the conduct of the Borrower's business;

                           (iii) any sale, transfer or lease of assets by any
Subsidiary of the Borrower to the Borrower or another Subsidiary;

                           (iv) any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.15;

                           (v) any sale, transfer, or lease of assets the
after-tax proceeds of which, when added to the after-tax proceeds of other sales, transfers and leases of assets in the same fiscal year, do not exceed, in the aggregate for Borrower and its Subsidiaries, 5% of Borrower's consolidated total assets at the start of such Fiscal Year; and

                           (vi) any sale, transfer or lease of assets, other
than those specifically excepted pursuant to clauses (i) through (v) above, which is approved by the Required Banks.

                  7.2.8 Affiliate Transactions.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of the Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions and is in accordance with all applicable Law. The payment of customary directors fees shall not be considered a prohibited Affiliate transaction.

                  7.2.9 Subsidiaries, Partnerships and Joint Ventures.

                           (i) The Borrower shall not and shall not permit any
of its Subsidiaries to, become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture, except that the Borrower and its Subsidiaries may be general or limited partners in any of its or their Subsidiaries.

                           (ii) The Borrower will not invest or advance more
than $50,000 to Triumph Group Foreign Sales Corporation.

                  7.2.10 Continuation of Present Business.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than aviation services and metals converting and distribution, substantially as conducted and operated by the Borrower or Subsidiary during the present fiscal year, and the Borrower or Subsidiary shall not permit any material change in such business.

                  7.2.11 Plans and Benefit Arrangements.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to:

                           (i) fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                           (ii) request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                           (iii) engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                           (iv) permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan by more than $1,000,000;

                           (v) fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                           (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                           (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                           (viii) make any amendment to any Plan with respect to
which security is required under Section 307 of ERISA; or

                           (ix) fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  7.2.12 Fiscal Year.

                  The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning April 1 and ending March 31.

                  7.2.13 Issuance of Stock.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock or any options, warrants or other rights in respect thereof, except the issuance of Capital Stock of the Borrower:

                           (i) pursuant to a secondary public offering;

                           (ii) to the existing shareholders, management, and
directors of the Borrower under stock option plans;

                           (iii) to World Equity Partners, L.P. pursuant to
warrants for the issuance of 650,000 shares;

                           (iv) in connection with acquisitions permitted under
Section 7.2.6, provided that such issuance does not result in an Event of Default;

                           (v) to existing shareholders pursuant to stock
splits; or

                           (vi) to Citicorp Venture Capital, Ltd. upon the
conversion of its Class D Capital Stock to common shares.

                  7.2.14 Changes in Organizational Documents.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, amend any provisions of its certificate of incorporation relating to capital stock without providing at least thirty (30) calendar days' prior written notice to the Administrative Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

                  7.2.15 Operating Leases.

                  The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payments on account of operating leases that would cause the aggregate of all such payments to exceed in any fiscal year the greater of (a) $8,000,000, or (b) 15% of Consolidated Adjusted EBITDA for such fiscal year. All operating leases of Borrower and its Subsidiaries shall be made under usual and customary terms and in the ordinary course of business.

                  7.2.16 Minimum Interest Coverage Ratio.

                  The Borrower shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than 3.0 to 1.0.

                  7.2.17 Maximum Total Indebtedness to EBITDA Ratio.

                  The Borrower shall not at any time permit the Total Indebtedness to EBITDA Ratio, calculated as of the end of each fiscal quarter (with EBITDA to be measured for the four fiscal quarters then ending), to exceed
3.00 to 1.00.

                  7.2.18 Minimum Net Worth.

                  The Borrower shall not at any time permit Consolidated Net Worth to be less than $193,299,000 plus (i) 50% of Consolidated Net Income for each fiscal year in which net income was earned (as opposed to net loss) beginning with the fiscal year ending March 31, 2000 (with the necessary adjustment to be made as of the end of the relevant fiscal year) and (ii) 100% of the proceeds (after the payment of any fees and expenses) from any capital contribution to, or any sale or issuance of Capital Stock by, the Borrower (with any necessary adjustment to be made upon the receipt of such proceeds).

                  7.2.19 Negative Pledges. The Borrower shall not and shall not permit any of its Subsidiaries to, agree with any Person (i) to limit its ability to provide collateral security to the Banks and (ii) to limit the ability of Borrower's Subsidiaries to pay dividends or make other distributions to Borrower.

                  7.2.20 Capital Expenditures. The Borrower shall not permit aggregate capital expenditures of Borrower and its Subsidiaries to exceed, in any fiscal year, 200% of consolidated depreciation expense for such fiscal year.

         7.3 Reporting Requirements.

         The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Borrower will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

                  7.3.1 Quarterly Financial Statements.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, the Borrower's financial statements, consisting of consolidated balance sheets as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and the absence of footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  7.3.2 Annual Financial Statement.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year, consolidated and consolidating financial statements of the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, with the consolidated statements being certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower under any of the Loan Documents, together with a letter of such accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 with respect to such financial statements.

                  7.3.3 Compliance Certificate.

                  Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Banks pursuant to Sections
7.3.1 and 7.3.2, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of
Exhibit 7.3.3, to the effect that, except as described pursuant to Section 7.3.4, (i) the representations and warranties of the Borrower contained in
Article 5 are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 7.2. If an acquisition permitted under Section 7.2.6(ii) occurred during the reporting period covered by the compliance certificate and if the Borrower has provided the Administrative Agent with historical financial statements on the acquired business, which, to the best of Borrower's knowledge, are true and correct and fairly represent the financial position of the acquired business, Borrower may also calculate the Section 7.2 financial covenants on a pro forma basis to include the financial performance and condition of the acquired business during the period; and the pro forma calculation of the Total Indebtedness to EBITDA Ratio may be relied upon as a basis for a change in the pricing level under the Pricing Grid.

                  7.3.4 Notice of Default.

                  Promptly after any officer of Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                  7.3.5 Notice of Litigation.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or Subsidiary of the Borrower which in the good faith estimation of counsel for the Borrower involve a claim or series of claims in excess of $750,000 or which if adversely determined would constitute a Material Adverse Change with respect to the Borrower or Subsidiary of the Borrower.

                  7.3.6 Certain Events.

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

                  Written notice to the Administrative Agent:

                           (i) at least thirty (30) calendar days prior thereto,
with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(v).

                           (ii) within the time limits set forth in Section
7.2.14, the amendment to the charter affecting the capital structure of the Borrower or any of its Subsidiaries.

                  7.3.7 Budgets, Forecasts, Other Reports and Information.

                  Promptly upon their becoming available to the Borrower:

                           (i) the annual budget and any forecasts or
projections of the Borrower and its Subsidiaries, to be supplied at the request of the Administrative Agent prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                           (ii) any reports including management letters
submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                           (iii) any reports, notices or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to the stockholders,

                           (iv) regular or periodic reports, including Forms
10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

                           (v) a copy of any order, issued by any Official Body
in any proceeding to which the Borrower or any of its Subsidiaries is a party, and in which the amount in controversy exceeds $1,000,000,

                           (vi) such other reports and information as the Banks
may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change with respect to the Borrower or any Subsidiary of the Borrower, and

                           (vii) within 60 days of closing on any acquisition
permitted under Section 7.2.6 in which the total consideration paid by the Borrower or its Subsidiary exceeded $5,000,000, such financial information as the Administrative Agent may reasonably request concerning the acquisition and its effect on the financial condition and performance of the Borrower.

                  7.3.8 Notices Regarding Plans and Benefit Arrangements.

                  7.3.8.1 Certain Events.

                           Promptly upon becoming aware of the occurrence
thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (i) any Reportable Event with respect to the Borrower
or any member of the ERISA Group for which reporting to the PBGC has not been waived,

                           (ii) any Prohibited Transaction which could subject
the Borrower or any member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,

                           (iii) any assertion of material withdrawal liability
with respect to any Multiemployer Plan,

                           (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (v) withdrawal by the Borrower or any member of the
ERISA Group from a Multiple Employer Plan,

                           (vi) a failure by the Borrower or any member of the
ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                           (vii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (viii) any change in the actuarial assumptions or
funding methods used for any Plan (other than interest rate changes required by Financial Standards Board Opinion No. 87), where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                           7.3.8.2 Notices of Involuntary Termination and Annual
Reports.

                           Promptly after receipt thereof, copies of (a) all
notices received by the Borrower or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                           7.3.8.3 Notice of Voluntary Termination.

                           Promptly upon the filing thereof, copies of any Form
5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

         8.1 Events of Default.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1 Payments Under Loan Documents.

                  The Borrower shall fail to pay when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay, for more than two Business Days after the due date, any interest on any Loan or when due any other amount owing hereunder or under the other Loan Documents;

                  8.1.2 Breach of Warranty.

                  Any representation or warranty made at any time by the Borrower herein or in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3 Refusal to Permit Inspections; Breach of Negative Covenants.

                  The Borrower shall default in the observance or performance of any covenant contained in Section 7.1.6 or Section 7.2;

                  8.1.4 Breach of Other Covenants.

                  The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of the Borrower becomes aware of the occurrence thereof;

                  8.1.5 Defaults in Other Agreements or Indebtedness.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or Subsidiary of the Borrower may be obligated as a borrower or guarantor in excess of $750,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (and such right shall not have been waived) or the termination of any commitment to lend;

                  8.1.6 Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $750,000 in the aggregate shall be entered against the Borrower or any Subsidiary of the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

                  8.1.7 Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                  8.1.8 Uninsured Losses; Proceedings Against Assets.

                  There shall occur any material uninsured damage to or loss, theft or destruction of the assets of the Borrower or any of its Subsidiaries in excess of $1,000,000 or the assets of the Borrower or any of its Subsidiaries are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

                  8.1.9 Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $750,000 which is not a Permitted Lien is filed of record with respect to all or any part of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable (unless the Borrower or such Subsidiary is contesting the obligation as provided in Section 7.1.2);

                  8.1.10 Insolvency.

                  The Borrower or any Subsidiary of the Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

                  8.1.11 Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Administrative Agent determines in good-faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan;
(iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good-faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vi) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (vii) the Borrower or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (viii) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), or (viii), the Administrative Agent determines in good-faith that any such occurrence is reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12 Cessation of Business.

                  Except as otherwise permitted herein, the Borrower or any Subsidiary of the Borrower ceases to conduct its business as contemplated or the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  8.1.13 Change of Control.

                  There occurs an event or series of events by which (i) any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), other than Citicorp Venture Capital and Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under such Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire without condition, other than passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting stock of the

Borrower, or (ii) (A) the Borrower consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its properties and assets (determined on a consolidated basis for the Borrower and its Subsidiaries taken as a whole) to any Person, or (B) any corporation consolidates with or merges into the Borrower or a Subsidiary of the Borrower in a transaction in which the outstanding voting stock of the Borrower is changed into or exchanged for cash, securities or other property, other than a transaction solely between the Borrower and a Subsidiary of the Borrower;

                  8.1.14 Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or any of its Subsidiaries for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15 Voluntary Proceedings.

                  The Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         8.2 Consequences of Event of Default.

                  8.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under subsections 8.1.1 through 8.1.13 of Section 8.1 shall occur and be continuing, the Banks and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grant to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

                  8.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

                  If an Event of Default specified under subsections 8.1.14 or
8.1.15 of Section 8.1 shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3 Set-off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 3.2 and 9.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

                  8.2.4 Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Administrative Agent shall have accelerated the maturity of Loans to the Borrower pursuant to any of the foregoing provisions of this
Section 8.2, the Administrative Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Bank; and

                  8.2.5 Application of Proceeds.

                  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Borrower has been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows: (i) first, to reimburse the Administrative Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Banks in connection with collection of any Obligations of the Borrower under any of the Loan Documents;

(ii) second, to the repayment of all Indebtedness then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                           (iii) the balance, if any, to Borrower or as required
by Law.

                                  9. THE AGENT

         9.1 Appointment.

         Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Administrative Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement. Furthermore, First Union National Bank shall be named Syndication Agent and Mellon Bank, N.A. shall be named Co-

Agent, though neither shall have any duties in connection with this Agreement or have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank.

         9.2 Delegation of Duties.

         The Administrative Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections
9.5 and 9.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 Nature of Duties; Independent Credit Investigation.

         The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         9.4 Actions in Discretion of Administrative Agent; Instructions from the Banks.

         The Administrative Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
9.6. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

         9.5 Reimbursement and Indemnification of Administrative Agent by the Borrower.

         The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and save the Administrative Agent harmless against (a) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Borrower's books, records and business properties, provided that, before an Event of Default, the Borrower shall not be obligated to pay for more than one such audit per year.

         9.6 Exculpatory Provisions.

         Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default. Neither the Administrative Agent nor any Bank nor any of their respective directors, officers, employees, agents, or Affiliates shall be liable to the Borrower for consequential damages resulting from any breach of contract in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.

         9.7 Reimbursement and Indemnification of Administrative Agent by Banks.

         Each Bank agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Borrower's books, records and business properties.

         9.8 Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         9.10 Notices.

         The Administrative Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

         9.11 Banks in Their Individual Capacities.

         With respect to its Revolving Credit Commitments, the Revolving Credit Loans made by it, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

         9.12 Holders of Notes.

         The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.13 Equalization of Banks.

         The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 3.4.2, 4.4.2, or 4.5.1. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         9.14 Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent by giving not less than thirty (30) days' prior written notice to the Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Banks of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Banks appoint and the Borrower consent to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this
Article 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

         9.15 Administrative Agent's Fee.

         The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

         9.16 Availability of Funds.

         Unless the Administrative Agent shall have been notified by a Bank prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Administrative Agent such Bank's portion of such Loan, the Administrative Agent may assume that such Bank has made or will make such proceeds available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative

Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Loan.

         9.17 Calculations.

         In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         9.18 Beneficiaries.

         Except as expressly provided herein, the provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

                               10. MISCELLANEOUS

         10.1 Modifications, Amendments or Waivers.

         With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Borrower; provided that, without the written consent of Banks whose Commitments aggregate at least 67% of the Commitments of all of the Banks if there are no Loans outstanding, or Banks whose Loans outstanding aggregate at least 67% of the total principal amount of the Loans outstanding hereunder if there are Loans outstanding, no Subsidiary that has become a signatory to the Guaranty and Suretyship Agreement (as described in Section 6.1.3) shall be released from any obligations under that agreement; and provided further, that, without the written consent of all the Banks, no agreement, waiver or consent may be made which will:



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

                  10.1.1 Increase of Commitment; Extension or Expiration Date.

                  Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

                  10.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

                  10.1.3 Miscellaneous.

                  Amend Sections 4.2 [Pro Rata Treatment of Banks], 9.6 [Exculpatory Provisions], 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder provided further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent in its capacity as Administrative Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Administrative Agent.

         10.2 No Implied Waivers; Cumulative Remedies; Writing Required.

         No course of dealing and no delay or failure of the Administrative Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 Reimbursement and Indemnification of Banks by the Borrower; Taxes.

         The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent, as to which the Borrower's Obligations are set forth in Section 9.5) and to save such Bank harmless against
(i) liability for the payment of all reasonable and actual out-of-pocket costs, expenses and disbursements (including fees and expenses of outside counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank

(a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Administrative Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

         10.4 Holidays.

         Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fee, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 3.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

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

         10.5 Funding by Branch, Subsidiary or Affiliate.

                  10.5.1 Notional Funding.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.5 than they would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

                  10.5.2 Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 6.1.6) which would otherwise not be incurred.

                  Notwithstanding anything to the contrary contained herein, any Bank, (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Bank would otherwise be obligated to fund pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Bank shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Bank to the same extent, and as if, such Loan were funded by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. The Granting Bank shall remain primarily liable for any indemnity or payments under this Agreement. No SPC shall be deemed a signatory to this Agreement or have any direct rights hereunder, its rights and obligations hereunder being governed solely by this paragraph and its agreement with the Granting Bank. In the event of a conflict between this paragraph and such agreement with the

Granting Bank, this paragraph will control. Such agreement with the Granting Bank will be subject to Section 10.11 of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This Section may not be amended without the prior written consent of each Granting Bank, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

         10.6 Notices.

         All notices, requests, demands, directions and other communications (as used in this Section 10.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Administrative Agent shall not be effective until received. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of the receipt by it of any such notice.

         10.7 Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 Governing Law.

         Each Letter of Credit and Section 2.8 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

         10.9 Prior Understanding.

         This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 Duration; Survival.

         All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 7.1, 7.2 and
7.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of additional compensation or expenses and indemnification, including those set forth in the Notes, Article 4 and Sections 9.5, 9.7 and 10.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Revolving Credit Commitments.

         10.11 Successors and Assigns.

         This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Administrative Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other financial institutions, subject to the consent of the Borrower and the Administrative Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that assignments may not be made in amounts less than $5,000,000. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the selling Bank shall notify the Borrower and the Administrative Agent of the participant's identity, and the participant shall only have the rights specified in Section 8.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses 10.1.1.,
10.1.2. or 10.1.3 under Section 10.1), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning the Borrower or its Subsidiaries and any other information concerning the Borrower or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 10.12.

         10.12 Confidentiality.

         The Administrative Agent and the Banks each agree to keep confidential all information obtained from the Borrower or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement,
(iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

         10.13 Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 Administrative Agent's or Bank's Consent.

         Whenever the Administrative Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         10.15 Exceptions.

         The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 Consent to Forum; Waiver of Jury Trial.

         THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CHESTER COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. THE BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. THE BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 Tax Withholding Clause.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Administrative Agent two
(2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Administrative Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

         10.18 Public Filings.

         The Administrative Agent agrees to use reasonable efforts to provide to the Borrower this Agreement, any other Loan Document and any amendments or supplements hereto or thereto in a computer readable format if so requested by the Borrower in connection with public filings.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                 TRIUMPH GROUP, INC.


/s/ Richard M. Eisenstaedt              By: /s/ John R. Bartholdson
---------------------------------          ---------------------------------
Name: Richard M. Eisenstaedt            Name: John R. Bartholdson
Title: Secretary                        Title: Senior Vice President

                                        Address for Notices:

                                        Four Glenhardie Corporate Center
                                        1255 Drummers Lane, Suite 200
                                        Wayne, PA 19087-1565
                                        Telecopier No. (610) 975-0563
                                        Attention: John R. Bartholdson
                                        Telephone No. (610) 975-0420

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        individually and as Administrative Agent


                                        By: /s/ Frank Pugliese
                                           ------------------------------------
                                        Title: Assistant Vice President
                                              ---------------------------------

                                        Address for Notices:

                                        1000 Westlakes Drive, Suite 200
                                        Berwyn, PA  19312
                                        Telecopier No. (610) 725-5799
                                        Attention: Frank A. Pugliese
                                        Telephone No. (610) 725-5731
                                        and
                                        [One PNC Plaza, 22nd Floor
                                        245 Fifth Avenue
                                        Pittsburgh, PA  15222-2707
                                        Attention:  Arlene Ohler
                                        Telephone No. (412) 762-3627
                                        Telecopier No. (412) 762-8672]

                                        FIRST UNION NATIONAL BANK
                                        as Syndication Agent



                                        By: /s/ Christopher Hetterly
                                           ------------------------------------
                                        Title:  Director
                                              ---------------------------------

                                        Address for Notices:

                                        1970 Chain Bridge Road
                                        9th Floor, South Tower
                                        McLean, Virginia  22102-4099
                                        Telephone No.:  703.760.5965
                                        Facsimile No.:  703.760.6019
                                        Attn:  Christopher R. Hetterly

                                        FIRST UNION COMMERCIAL CORPORATION



                                        By:   /s/ Christopher Hetterly
                                           ------------------------------------
                                        Title:  Director
                                              ---------------------------------

                                        Address for Notices:

                                        1970 Chain Bridge Road
                                        9th Floor, South Tower
                                        McLean, Virginia  22102-4099
                                        Telephone No.:  703.760.5965
                                        Facsimile No.:  703.760.6019
                                        Attn:  Christopher R. Hetterly

                                        MELLON BANK, N.A.
                                        individually and as Co-Agent



                                        By:  /s/ J. Wade Bell
                                           ------------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                        Address for Notices:
                                        1735 Market Street, Room 1930750
                                        Philadelphia, PA  19103
                                        Telephone No.:  215-553-2199
                                        Facsimile No.:  215-553-4899
                                        Attn:  Gilbert Mateer

                                        and

                                        Loan Administration Address:
                                        Three Mellon Bank Center, 23rd Floor
                                        Pittsburgh, PA  15859
                                        Telephone No.:  412-234-1867
                                        Facsimile No.:  412-234-5049
                                        Attn:  Mary Brant

                                        NATIONSBANK, N.A.



                                        By:  /s/ James H. Peterson
                                           ------------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------

                                        Address for Notices:
                                        10 Light Street
                                        MD4-302-16-01
                                        Baltimore, MD  21202
                                        Telephone No.:  410-605-8617
                                        Facsimile No.:  410-539-7508
                                        Attn:  James H. Peterson

                                        THE BANK OF NEW YORK



                                        By:  /s/ Walter C. Parelli
                                           ------------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                        Address for Notices:
                                        One Wall Street
                                        New York, NY  10286
                                        Telephone No.:  212-635-6820
                                        Facsimile No.:  212-635-7978
                                        Attn:  Walter Parelli

                                        FMB BANK



                                        By:  /s/ Theodore K. Oswald
                                           ------------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                        Address for Notices:
                                        2055 South Queen Street
                                        York, PA  17403
                                        Telephone No.:  717-771-4900
                                        Facsimile No.:  717-771-4914
                                        Attn:  Theodore Oswald

                                        NATIONAL CITY BANK OF
                                        PENNSYLVANIA



                                        By:  /s/ Christopher Kohler
                                           ------------------------------------
                                        Title:  Corporate Banking Officer
                                              ---------------------------------

                                        Address for Notices:
                                        National City Center
                                        20 Stanwix Street
                                        Pittsburgh, PA  15222-4802
                                        Telephone No.:  412-644-8879
                                        Facsimile No.:  412-644-6224
                                        Attn:  Christopher Kohler

                                        SUMMIT BANK



                                        By:  /s/ Robert Mindick
                                           ------------------------------------
                                        Title:  Assistant Vice President
                                              ---------------------------------

                                        Address for Notices:
                                        Three Valley Square
                                        512 Township Line Road - Suite 280
                                        Blue Bell, PA  19422
                                        Telephone No.:  215-619-4847
                                        Facsimile No.:  215-619-4815
                                        Attn:  Robert Mindick

                                 EXHIBIT 1.1(A)

                                     FORM OF
                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  Reference is made to the Second Amended and Restated Credit Agreement dated as of ___________, 1999 (as amended, supplemented or modified from time to time, the "Credit Agreement") among TRIUMPH GROUP, INC. (the "Borrower"), the banks named therein (the "Banks"), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Banks (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                  ______________________ (the "Assignor") and
_______________________ (the "Assignee"), intending to be legally bound hereby, make this Assignment and Assumption Agreement this day of _______, ____ and hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE to the Assignor, a _________ percent (____%) interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date and the Note evidencing the outstanding Loans held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, its Revolving Credit Commitment is $_______, the unpaid principal amount of the Revolving Credit Loans owing to the Assignor is $_______; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) attaches the Note referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Note(s) as follows:

         [insert instructions re: replacement Note(s)]

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the Borrower's financial statements referred to in the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date (including without limitation the provisions of Section 10.11) as if it were an original Bank thereunder and will have the rights and obligations of a Bank thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date of this Assignment and Assumption Agreement shall be ____________ __, ____ (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement, and the Revolving Credit Commitments of the Assignor and the Assignee shall be as set forth in Schedule I hereto.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Commitment Fees and Letter of Credit Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. The Assignor makes this assignment to the Assignee in consideration of the payment by the Assignee to the Assignor of $________, receipt of which is hereby acknowledged by the Assignee.

         8. The Assignor has paid to the Administrative Agent, contemporaneously with the execution and delivery of this Assignment and Assumption Agreement, the $3,500 service fee required to be paid pursuant to Section 10.11 of the Credit Agreement.

         9. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania

         10. [This section is applicable only if the Assignee is incorporated outside of the United States.] Assignee has delivered at least five (5) Business Days prior to the Effective Date two duly completed copies of Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Assignee is entitled to receive payments under the Credit Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty. [Alternative: Assignee has delivered at least five (5) Business Days prior to the Effective Date two duly completed copies of Internal Revenue Service Form W-8 of Assignee indicating that Assignee is subject to withholding of United States federal income taxes.]

                                           [NAME OF ASSIGNOR]


                                           By:
                                              --------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                    --------------------------

                                           [NAME OF ASSIGNEE]


                                           By:
                                              --------------------------------
                                               Name:
                                                    --------------------------
                                               Title:
                                                    --------------------------

                                           Notice Address:
                                           -----------------------------------
                                           -----------------------------------
                                           -----------------------------------

                                           Telephone No.:
                                                          --------------------
                                           Telecopier No.:
                                                          --------------------
                                           Attn:
                                                ------------------------------

CONSENTED TO this
day of__________, ____

TRIUMPH GROUP, INC.,


By:
   ------------------------
Title:
      ---------------------

                                   SCHEDULE I

                           Amount of Commitment for Revolving    Amount of Revolving Credit Loans   Amount of Term Loans held as of
                           Credit Loans as of the Effective      as of the Effective Date           the Effective Date
                           Date
[Assignor]                 $__________________                   $_________________                 $_________________
[Assignee]                 $__________________                   $__________________                $_________________


                                 SCHEDULE 1.1(B)


                                                 Amount of Commitment for Revolving Credit Loans
PNC Bank, National Association                   $65,000,000
First Union Commercial Corporation               $60,000,000
Mellon Bank, National Association                $45,000,000
NationsBank, N.A.                                $25,000,000
National City Bank of Pennsylvania               $17,500,000
The Bank of New York                             $12,500,000
FMB Bank                                         $12,500,000
Summit Bank                                      $12,500,000

                                 EXHIBIT 1.1(P)

                                 Pricing Grid(1)



                            LEVEL I               LEVEL II               LEVEL III              LEVEL IV               LEVEL V

                                            If the Total           If the Total           If the Total
                      If the Total          Indebtedness to        Indebtedness to        Indebtedness to        If the Company's
                      Indebtedness to       EBITDA Ratio is        EBITDA Ratio is        EBITDA Ratio is        Total Indebtedness
                      EBITDA Ratio is       greater than 1.00 to   greater than 1.50 to   greater than 2.00 to   to EBITDA ratio is
                      less than or equal    1 but less than or     1 but less than or     1 but less than or     greater than 2.50
Basis for Pricing     to 1.00 to 1.         equal to 1.50 to 1.    equal to 2.00 to 1.    equal to 2.50 to 1.    to 1.
Commitment Fee (2)            17.5                  20.0                   25.0                   30.0                  37.5
Euro-Rate plus (3)            75.0                  100.0                  125.0                  150.0                 175.0
Base Rate plus (2)             0                      0                      0                      0                     0
Letter of Credit Fee          75.0                  100.0                  125.0                  150.0                 175.0
(2)

(1) All prices are expressed in basis points per annum; basis points in "Euro-Rate" and "Base Rate" rows represent margins added to those rates in computing the interest rate(s) payable on the Revolving Credit Loans. Pricing levels are determined quarterly on the basis of the Total Indebtedness to EBITDA Ratio set forth in the compliance certificates submitted under Section 7.3.3. which shall be on a pro forma basis to take into account acquisitions made during such quarter, as more specifically described in Section 7.2.6(ii) (e) and (f). Changes in pricing levels will become effective on the fifth Business Day following the Administrative Agent's receipt of a compliance certificate indicating a change in the Total Indebtedness to EBITDA Ratio which requires a change in pricing level. Pricing will commence and continue at Level II until any change is necessitated by the Total Indebtedness to EBITDA Ratio. Pricing Level I will not be available to the Borrower prior to the receipt by the Administrative Agent of Borrower's compliance certificate for the quarter ended September 30, 1999.

(2) Commitment Fees, Base Rate interest and Letter of Credit Fees are calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

(3) Euro-Rate interest is calculated on the basis of a year of 360 days and actual days elapsed.

                                 EXHIBIT 1.1(R)

                                     FORM OF

                              REVOLVING CREDIT NOTE


$___________________________                           Pittsburgh, Pennsylvania
                                                       ------------------, ----

                  FOR VALUE RECEIVED, the undersigned, Triumph Group, Inc., a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order of ___________ (the "Bank") the lesser of (i) the principal sum of __________________________ U.S. Dollars (U.S. $_____________), or (ii) the
aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Second Amended and Restated Credit Agreement dated as of ______________, 1999 between the Borrower, the Bank and PNC Bank, National Association, as Administrative Agent (the "Credit Agreement"), whichever is less, payable on the Expiration Date.

                  The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to Section 3 of, or as otherwise provided in, the Credit Agreement.

                  Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note at a rate per annum (based on a year of 360 days and actual days elapsed) equal to two hundred basis points (2% per annum) above the rate of interest otherwise applicable with respect to such loans. Such interest rate will accrue before and after any judgment has been entered.

                  Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable on the last Business Day of each calendar month after the date hereof and on the Expiration Date.

                  If any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265, in lawful money of the United States of America in immediately available funds.

                  This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.

                  All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

                   Except as otherwise provided in the Credit Agreement, the Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

                  This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

                  This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.

                  IN WITNESS WHEREOF, the undersigned has executed this Note by its duly authorized officers with the intention that it constitute a sealed instrument.


ATTEST:                                     TRIUMPH GROUP, INC.


Title:                                      By:
      ---------------------                    ----------------------------
                                            Title:
                                                  -------------------------
[Seal]

                                   EXHIBIT 2.4

                                     FORM OF

                                LOAN REQUEST FORM

TO:      PNC BANK, NATIONAL ASSOCIATION AS AGENT
         Telephone No.: [____________]
         Telecopier No.: [____________]
         Attention: [________________]

FROM:    TRIUMPH GROUP, INC.

RE: Second Amended and Restated Credit Agreement (the "Credit Agreement") dated as of June 11, 1999 by and among TRIUMPH GROUP, INC. the "Borrower"), the banks named therein (the "Banks") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks.

         (A) Pursuant to Section 2.4 of the Credit Agreement, the undersigned hereby makes the following Revolving Credit Loan Request:

(1)      Principal Amount of Loan
                             U.S.$__________________
(2)      Proposed Borrowing Date:                    _______________________

                  (B)      As of the date hereof and the date of making of the
                           Loans: the representations and warranties contained in Article 5 of the Credit Agreement are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific date referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Loans shall not contravene any Law applicable to the Borrower.

                  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

                  The undersigned certifies to the accuracy of the foregoing.

                                            TRIUMPH GROUP, INC.

Date:                                       By:
     --------------------                      --------------------------
                                            Its:
                                                -------------------------

                                  EXHIBIT 7.3.3

                                     FORM OF

                             COMPLIANCE CERTIFICATE

                                     [Date]



PNC Bank, National Association, as Agent
1000 Westlakes Drive, Suite 200
Berwyn, PA 19312


Ladies and Gentlemen:

                  I refer to the Second Amended and Restated Credit Agreement dated as of June 11, 1999 (the "Credit Agreement") among Triumph Group, Inc., the Banks named therein, and PNC Bank, National Association, as Administrative Agent for the Banks. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

                  I, _______________, [President/Chief Executive Officer/Chief Financial Officer] of the Borrower, do hereby certify on behalf of the Borrower as of the quarter ended ____________, ____] (the "Report Date"), as follows:


                  (1) Operating Leases (Section 7.2.15). Payments by the Borrower and its Subsidiaries on account of operating leases for the quarter ended on the Report Date were $__________ in the aggregate, and for the current fiscal year to the Report Date were $__________ in the aggregate, which is not more than the permitted amount of the greater of (a) $8,000,000 or (b) 15% of Consolidated Adjusted EBITDA for the current fiscal year.

                  (2) Minimum Interest Coverage Ratio (Section 7.2.16) The ratio of Consolidated EBITDA to Consolidated Interest Expense of the Borrower is ___ to 1.0 as of the Report Date, which is not less than the required minimum ratio of 3.0 to 1.0 as of the Report Date.

                  (3) Maximum Total Indebtedness to EBITDA Ratio (Section 7.2.17). The ratio of Consolidated Total Indebtedness to Consolidated Adjusted EBITDA of the Borrower for the quarter is _______ to 1.0 as of the Report Date, which is not more than the maximum permitted ratio of
                           3.0 to 1.0 as of the Report Date.

                  (4) Minimum Net Worth (Section 7.2.18). The Consolidated Net Worth of the Borrower is $__________ as of the Report Date, which amount is not less than the required sum of $193,299,000 plus (i) 50% of Consolidated Net Income for each fiscal year in which net income was earned (as opposed to net loss) beginning with the fiscal year ending March 31, 2000, and each fiscal year thereafter (with the necessary adjustment to be made as of the end of the relevant fiscal year) and (ii) 100% of the proceeds (after the payment of any fees and expenses) from any capital contribution to, or any sale or issuance of Capital Stock by the Borrower (with any necessary adjustment to be made upon the receipt of such proceeds).

                  (5) Capital Expenditures (Section 7.2.20). Capital expenditures by the Borrower and its Subsidiaries for the quarter ended on the Report Date were $__________ in the aggregate, and for the current fiscal year to the Report Date were $__________ in the aggregate, which is not more than the permitted amount of 200% of consolidated depreciation expense for this fiscal year.

                  (6) Other Covenants The Borrower is in compliance with, and since the most recent prior Report Date, has at all times complied with, all other covenants contained in the Credit Agreement and the Loan Documents.

                  (7) Representations and Warranties The representations and warranties of the Borrower contained in Article 5 of the Credit Agreement are still true as of today.

                  (8) No Defaults No event has occurred and is continuing which constitutes an Event of Default or Potential Default or would constitute an Event of Default but for the requirement that notice be given or time to elapse or both.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of __________, _______.

                                                TRIUMPH GROUP, INC.


                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title: [President/Chief
                                                   Executive Officer/Chief
                                                   Financial Officer]